Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350,AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Quarterly Report of Biometrics 2000 Corporation (the "Company") on Form 10-QSB for the three month period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph J. Turek, Chairman, Chief Executive Officer and President (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph J. Turek
Joseph J. Turek
Chairman, Chief Executive Officer and President
(Principal Executive Officer and Principal Accounting and Financial Officer)
May 17, 2004

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